Exhibit 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”), dated as of June 11, 2021 is entered into by and between Cannabis Global, Inc, a Nevada corporation (the “Company”) and Robert L. Hymers III (the “Holder”). As used herein, the term “Parties” shall be used to refer to the Company and Holder jointly.

WHEREAS:

A.                 That pursuant to the terms of that certain Stock Purchase Agreement dated August 31, 2020, the Holder has the right to receive, from the Company, a series of payments totaling $440,000; and.

The payments listed above are referred to as the “Annuity”.

B.                 The parties desire to exchange of the Annuity for a new note (a “Note”), in the amount of $440,000.00.

C.                 The Holder warrants and represents that it is sophisticated and experienced in acquiring the securities of small public companies that has allowed it to evaluate the risks and uncertainties involved in acquiring said securities and thereby make an informed investment decision.

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1.00                      Exchange of Annuity. The Parties agree that solely in consideration of the surrender of the Annuity, that:

1.01                      Issuance of Note. Upon the following terms and conditions:

(A)	Note. The Company shall issue to the Holder, and the Holder shall acquire from the Company, that certain Note dated and issued as June 9, 2021. The Parties further agree that the “Closing” and the “Closing Date” shall be deemed to occur upon the issuance of the Note as provided by this Section 1.01 (A) of this Agreement.
(B)	Delivery of Documents. The Company shall, at the Closing Date, deliver to the Holder duly executed copies of the Note.

2.00           Representations of the Company. The Company hereby makes to the Holder the following representations and warranties as of the date of this Agreement and on each and every closing date hereafter:

2.01           Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Note by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This Agreement and the Note have been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

2.02           No Conflicts. The execution, delivery and performance of this Agreement and the Note by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s or any of its subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien or encumbrance upon any of the properties or assets of the Company or any subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing a Company or subsidiary debt or otherwise) or other material understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary thereof is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect on the Company or its business of financial condition.

2.03           Filings, Consents and Approvals. The Company is not required to obtain any approval, consent, waiver, authorization or order of, give any notice to, or make any filing, qualification or registration with, any court or other federal, state, local, foreign or other governmental authority or other person or entity in connection with the execution, delivery and performance by the Company of this Agreement, the Note and both of them. No further approval is required for the issuance or sale of the Note or any shares of Common Stock issuable upon the conversion or exchange of, in payment of interest on, or otherwise pursuant to the Note (“Underlying Shares”).

2.04           Issuance and Reservation of Securities. The Note and the Underlying Shares are duly authorized. Any Underlying Shares, when issued in accordance with the terms of Note, will be duly and validly issued, fully paid and non-assessable, free and clear of all liens, freely tradable and without any legends thereon. The Company will, and at all times, reserve from its duly authorized capital stock for issuance upon conversion pursuant to the Note at least such amount of shares of Common Stock as is equal to no less than three times the amount of Underlying Shares into which the Note is convertible (without regard to any limitations on ownership or conversion set forth therein).

2.05           Private Placement. No registration under the Securities Act of 1933, as amended (the “1933 Act”), is required for the issuance of the Note or any Underlying Shares in accordance with the terms hereof and thereof.

2.06           No Inside Information. Neither the Company nor any Person acting on its behalf has provided the Holder or its counsel with any information that constitutes or might constitute material, non-public information concerning the Company.

2.07           Equal Consideration. Except as otherwise set forth herein, no consideration has been offered or paid to any person to amend or consent to a waiver, modification, forbearance, exchange or any other action with respect to any provision of the Note Portion.

2.08           Survival & Delivery of Documents to the Holder. All of the Company’s warranties and representations contained in this Agreement shall survive the execution, delivery and acceptance of this Agreement by the Parties hereto and continue for a period of 5 year after the date of this Agreement.

2.09           Reserved.

2.10           Reserved.

2.11           Legal Opinion. The Company hereby agrees to allow the Holder’s legal counsel to issue a legal opinion to the Holder and the Company’s Transfer Agent regarding this Agreement and the transactions contemplated hereby, in form and substance reasonably acceptable to said agent and counsel to the Company, including an opinion that all shares issuable upon conversion of the Note or in payment of interest thereunder) may be sold pursuant to Rule 144. The Company acknowledges that certificates representing any such shares may be issued without a restrictive legend as required pursuant to Section 2.04.

2.12           Public Information. So long as the Holder owns the Note and/or Underlying Shares, the Company shall timely file (or timely obtain extensions in respect thereof and file within the applicable grace period) all reports and definitive proxy or information statements required to be filed by the Company under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and shall not terminate its status as an issuer required to file reports under the Exchange Act (even if the Exchange Act or the rules and regulations promulgated thereunder would otherwise permit such termination).

2.13           Conversion Procedures. The form of Conversion Notice included in the Note sets forth the totality of the procedures required of a Holder in order to convert Note. No additional legal opinion or other information or instructions shall be required of the Holder to convert the Note, except as required under the Securities Act of 1933, as amended. The Company shall honor all conversions of the Note and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth therein to the extent permitted by law.

3.00           Miscellaneous.

3.01           Counterparts. This Agreement may be executed in two or more counterparts and by facsimile signature, delivery of PDF images of executed signature pages by email or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

3.02           Effect of Invalidity. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the Parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the Parties or the practical realization of the benefits that would otherwise be conferred upon the Parties. The Parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

3.03           Matter of Further Assurances & Cooperation. The Holder and the Company hereby agree and the Company further agrees that it shall provide further assurances that it will, in the future, execute and deliver any and all further agreements, certificates, instruments and documents and do and perform or cause to be done and performed, all acts and things as may be necessary or appropriate to carry out the intent and accomplish the purposes of this Agreement without unreasonable delay and in no event later than one (1) business after it receives any reasonable written request from the Holder.

3.04           Successors. The provisions of this Agreement shall be deemed to obligate, extend to and inure to the benefit of the successors, assigns, transferees, grantees, and indemnitees of each of the Parties to this Agreement.

3.05           Integration. This Agreement, after full execution, acknowledgment and delivery, memorializes and constitutes the entire agreement and understanding between the parties and supersedes and replaces all prior negotiations and agreements of the Parties, whether written or unwritten with the exception of the Company's profit sharing plan and any agreements related thereto.

3.06           Severance. If any provision of this Agreement is held to be illegal or invalid by a court of competent jurisdiction, such provision shall be deemed to be severed and deleted; and neither such provision, nor its severance and deletion, shall affect the validity of the remaining provisions.

3.07           Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted

3.08           Consent to Jurisdiction. Each of the Company and the Holder (i) hereby irrevocably submits to the exclusive jurisdiction of the State of California for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 4.9 shall affect or limit any right to serve process in any other manner permitted by law. Each of the Company and the Holder hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Note shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

FOR THE COMPANY:

CANNABIS GLOBAL, INC

By:	/s/ Arman Tabatabaei
Arman Tabatabaei CEO

FOR THE HOLDER: ROBERT L. HYMERS III

By:	/s/ Robert L. Hymers III

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